Exhibit (e)(3)

AMENDMENT NO. 15

TO DISTRIBUTION AGREEMENT

(Thrivent Mutual Funds)

Exhibit A to the Distribution Agreement between Thrivent Investment Management Inc. and Thrivent Mutual Funds, dated June 15, 1987, is hereby amended, effective February 26, 2010, to add “Thrivent Government Bond Fund” as a “Fund” under the agreement.

A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Russell W. Swansen
Russell W. Swansen, President

THRIVENT INVESTMENT MANAGEMENT INC.

By	/s/ James A. Thomsen
James A. Thomsen, President

EXHIBIT A

TO

THE DISTRIBUTION AGREEMENT

(Effective February 26, 2010)

1. Thrivent Partner Small Cap Growth Fund

2. Thrivent Partner Small Cap Value Fund

3. Thrivent Small Cap Stock Fund

4. Thrivent Mid Cap Growth Fund

5. Thrivent Partner Mid Cap Value Fund

6. Thrivent Mid Cap Stock Fund

7. Thrivent Partner International Stock Fund

8. Thrivent Large Cap Growth Fund

9. Thrivent Large Cap Value Fund

10. Thrivent Large Cap Stock Fund

11. Thrivent Real Estate Securities Fund

12. Thrivent Balanced Fund

13. Thrivent High Yield Fund

14. Thrivent Diversified Income Plus Fund

15. Thrivent Municipal Bond Fund

16. Thrivent Income Fund

17. Thrivent Core Bond Fund

18. Thrivent Limited Maturity Bond Fund

19. Thrivent Money Market Fund

20. Thrivent Aggressive Allocation Fund

21. Thrivent Moderately Aggressive Allocation Fund

22. Thrivent Moderate Allocation Fund

23. Thrivent Moderately Conservative Allocation Fund

24. Thrivent Partner Worldwide Allocation Fund

25. Thrivent Equity Income Plus Fund

26. Thrivent Government Bond Fund